Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES QUARTERLY DIVIDEND AND

RELEASE DATE FOR 2025 FOURTH QUARTER EARNINGS

January 21, 2026

Contact: Kathleen J. Chappell, Executive Vice President and CFO 540-955-2510

kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 21, 2026) – Eagle Financial Services, Inc. (NASDAQ: EFSI) (the Company), the holding company for Bank of Clarke, declared a regular cash dividend on January 21, 2026, of $0.31 per common share payable February 13, 2026, to shareholders of record on February 2, 2026.

Eagle Financial Services, Inc. will release its financial results for the quarter and year ended December 31, 2025, after the market closes on January 26, 2026. The Company will also host a listen-only conference call and webcast to discuss fourth quarter results on January 27, 2026. More details related to the call and how to listen to it will be available in the Company’s 2025 fourth quarter earnings release.

The Bank of Clarke offers a broad range of commercial banking, retail banking and trust and investment services through 14 bank branches located throughout Clarke, Frederick, Loudoun, Fairfax and Fauquier Counties, as well as the City of Winchester, Towns of Purcellville and Leesburg and Ashburn, VA. The Bank also has a loan production office in Frederick, MD. The Company’s common stock trades NASDAQ under the symbol EFSI.